UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2017

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35914		46-2279221
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

200 Peach Street, El Dorado, Arkansas			71730-5836
	(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 870-875-7600

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2017, Murphy USA Inc. (the “Company”) announced that Marn K. Cheng, Senior Vice President, Retail Operations Support had decided to leave the Company for personal reasons, effective April 30, 2017. On April 16, 2017, Mr. Cheng and the Company agreed to a severance package including a one-time payment of $284,000 plus $8,212 in unused vacation pay, in each case less applicable withholding taxes and deductions. In return, Mr. Cheng will serve as a consultant for the Company from May 1, 2017 until April 30, 2018, and will be available to the Company on request in connection with its business needs.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.
Date:	April 20, 2017	By:	/s/ Donald R. Smith, Jr.
			Name:	Donald R. Smith, Jr.
			Title:	Vice President and Controller